innovega

SMART
CONTACT LENSES and GLASSES



Q1-2021

FORWARD LOOKING STATEMENTS

THE COMPANY IS "TESTING THE WATERS" UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS "QUALIFIED" THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED.

NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT FROM:

INNOVEGA INC.
(425) 516-8175
11900 NE 1ST STREET, SUITE 300
BELLEVUE, WA 98005
OR AT HTTPS://WWW.SEC.GOV/CGI-BIN/BROWSE-EDGAR?CIK=1474232

THIS PRESENTATION MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS BASED INFORMATION CURRENTLY AVAILABLE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS AS THEY CONTAIN HYPOTHETICAL ILLUSTRATIONS OF MATHEMATICAL PRINCIPLES, ARE MEANT FOR ILLUSTRATIVE PURPOSES, AND THEY DO NOT REPRESENT GUARANTEES OF FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE, OR ACHIEVEMENTS, ALL OF WHICH CANNOT BE MADE. MOREOVER, NO PERSON NOR ANY OTHER PERSON OR ENTITY ASSUMES RESPONSIBILITY FOR THE ACCURACY AND COMPLETENESS OF FORWARD-LOOKING STATEMENTS AND IS UNDER NO DUTY TO UPDATE ANY SUCH STATEMENTS TO CONFORM THEM TO ACTUAL RESULTS.

INVESTMENT HIGHLIGHTS

Display Eyewear for AR/VR and for Patients Markets

1. Smart Contact Lenses Enable High-performance Smart Glasses
2. Substantial Portfolio of 27 US Patent Filings
3. Capital-efficient Licensing Model with Recurring Royalties
4. Experienced Team – Multiple Successful Exits
5. Commencing Final Phase of FDA Clinical Trials
6. $5.7 Million Darpa and Government Contracts
7. $10 Million from Strategic and Other Investors
8. $1 Million Investment from Global Supplier to the Visually Impaired
9. $15 Million A-round to Fund Commercial Launch



MARKET PROBLEM

Companies have Failed to Deliver Suitable Smart Glasses

Designers forced to proceed in one of two ways:

Limited Performance Goggles

- Narrow field of view
- Low resolution
- Unacceptable styling





Bulky and Non-mobile Headsets

- Restrict real-world interaction
- Impractical for most applications



Analysts and Global CEOs forecast high growth in all AR/VR markets
IF designers deliver what smart glasses wearers want or need

HEADSETS vs GLASSES

Limit real-world interaction

Break social norms in public







VS



INNOVEGA SOLUTION

Lightweight and Stylish

Exciting and Immersive

WHAT THE MARKET NEEDS AND WANTS



Comfort

- Lightweight and Stylish
- No Eyestrain or Headaches
- Natural Vision Correction that 62% of people need
- Socially Acceptable



High Performance

- Unobstructed and Panoramic Field of View
- High Resolution, Retinal Display
- High-efficiency Screens (OLED)


Photos for everyone

Many Applications

- VR/AR/XR Configurations
- Use any Display Source
- Integrated Eye-tracking and Cameras
- 5G Functionality

COMBINATION SMART CONTACT LENSES AND GLASSES

MEETS 7 KEY REQUIREMENTS FOR WEARER ADOPTION

1. **Panoramic Field of View**
2. Highest Resolution
3. Lightweight and Stylish
4. Integrated Vision Correction
5. Designed to Eliminate AR/VR induced Eyestrain and Headaches
6. Novel Eye-tracking
7. Many VR/AR/XR Configurations and Applications



SMART CONTACT LENSES


Center Filter and Lenslet
Digital Media Optical Path
Outer Filter and Lens
Real-World Optical Path
Includes Normal Prescription
Disposable Contact Lens
Engineered for
Comfort and Stability

Innovega's Patented Technology Delivers a Panoramic View with More Meaning, Context, Value



Innovega's Panoramic View

- **73° Field of View**
- 1920 x 1080 Resolution



VS

Competition's Narrow Field of View

- **37.5° Field of View**
- 1024 x 768 Resolution

RESULTS FROM INDEPENDENT TESTING OF VISUALLY IMPAIRED PATIENTS

Independent Phase II Clinical Study, December 2019, at The Ohio State University

Nine visually impaired including legally blind subjects wearing Innovega lenses and glasses

- Subjects ranged in age from 26-76
- Causes of vision loss included; albinism, Stargardt Disease, myopic degeneration, histoplasmosis, optic atrophy, and age-related macular degeneration (AMD)
- Table summarizes restoring of functional 20/20 vision for distance and near tasks, including reading at normal speed and at a normal reading distance

	Average Best Spectacle Correction	Average with Patients' Habitual Aids	Average with Innovega Lenses and Glasses
Distance Acuity	**20/115**	20/29	**20/20**
Near Acuity		20/125	**20/21**
Reading Speed		Normal	**Normal**
Reading Distance		7"	**Normal 16"**

Conclusion: Innovega's contact lenses and glasses provided visually impaired patients with 20/20 vision at distance and near

GO-TO-MARKET AND OPPORTUNITY TO SCALE

I. Visually Impaired Patients

Enabling the visually impaired, including legally blind, to dramatically improve their lifestyles.



II. Other Vertical Markets

Providing lightweight and stylish eyewear for healthcare, enterprise, public safety, defense and education markets.

III. Scale to Mass-Markets

Providing lightweight and stylish eyewear for consumer applications, gaming and extended reality (XR) experiences.

SIZE OF MARKET OPPORTUNITIES

VISUALLY IMPAIRED INCLUDING LEGALLY BLIND

Problem: Required magnification goes beyond what prescription lenses alone provide

Global Addressable Market: 120 Million visually impaired including legally blind patients. The global assisted technologies market is expected to grow to USD 6.57 billion by 2025.*

$ 6 BILLION

* Flor Markets: Global Assistive Technologies for Visually Impaired Market by Product, End User, Region, Global Industry Analysis, Market Size, Share, Growth, Trends, and Forecast 2018 to 2025, January 2019

AR/VR HEAD MOUNTED DISPLAYS

Problem: Current AR/VR eyewear require bulky headsets or goggles to provide panoramic, high-resolution experiences

Global Addressable Market: AR/VR global market to grow from over $13 billion in 2020 to more than $67 billion by 2024*

$ 67 BILLION

* Venture Beat: *The AR/VR ecosystem - Are we there yet?; August 1, 2020*



MARKETS ARE POISED FOR RAPID GROWTH

50.12% CAGR 2019-2024

- Market growth attributed to increasing adoption of Head Mounted Display (HMD) units
- Asia Pacific Market expected to lead the growth as demand for HMD increases

VISUALLY IMPAIRED INCLUDING LEGALLY BLIND

- Visually impaired including legally blind patients in the United States (US): **5,000,000 patients**
- Target market (US): **350,000 patients**
- Target market (global): **1,000,000 patients**

AR/VR MASS-MARKETS

- Apple, Google, Microsoft investing heavily to ensure integrated cloud adaptability
- The sector is seeing more commitment from tech leaders to integrate AR/VR technologies into their current offerings

REVENUE MODEL

I. Licensing Fees

- Licensing of Innovega's patented IP to eyewear and contact lens manufacturers
- Licensing of Innovega's patented IP to global OEMs who will sell and market the combined eMacula® system

II. NRE Fees

- Non-recurring Engineering (NRE) are fees charged by Innovega to design, develop or co-develop a new product for a new licensee partner

III. Royalties

- Royalties on Innovega's smart contact lenses and glasses based on a percentage of sales revenue
- Royalties on Innovega's smart contact lenses and glasses could be based on a percentage of recurring revenue from disposable contact lenses

TRACTION

2015

- $5M total revenue from DARPA, US Army and National Science Foundation

2016

- Four phase II clinical trials at The Ohio State University
- $3.5M investment round

2017

- Grant revenue from National Eye Institute
- First 13 patents issued

2018

- Completion of fabrication tooling
- $2M investment round

2019

- $2.5M raised; $500k from strategic partner
- IRB approval for human use testing of contact lenses
- Generation IV smart contact lenses and glasses

2020

2020 Objectives

- Commence FDA 510(k) clinical trials
- Develop production and distribution contracts with eyewear and contact lens partners

MILESTONE: Contact Lens Market Clearance

COMPLETE

Pre-Clinical

- Physical testing
- Chemical Testing

COMPLETE

Phase I

- Biocompatibility Testing
- Toxicology Testing

COMPLETE

Phase II

Feasibility Testing

- Human Use Clinical Investigations
- Design Optimization Clinical Investigations

IN PROGRESS

Phase III

Final FDA Clinical Investigations

- 510(k) for material
- De Novo for new indication

MANAGEMENT TEAM



Steve Willey, MASc, MBA
Co-Founder, CEO

Co-founder of multiple technology ventures that were acquired by Fortune 1000 companies or listed on public exchanges; Co-founder and president, MicroVision (NASDAQ: MVIS); Founding Director of TSE-listed eDispatch and NASDAQ-listed Lumera.



Jerome Legerton, OD, MS, MBA
Co-Founder, Chief Clinical Officer

Successful career in clinical practice and contact lens development and commercialization; 57 issued U.S. patents; Co-inventor Paragon CRT, global leader in myopia management; Co-founder, former CTO and EVP of SynergEyes, global leader in hybrid contact lenses.



Jay Marsh, MSME
Vice President, Engineering

Former VP Engineering with APRI, and more than 25 years developing systems that achieved unprecedented performance; Proven leader of dynamic and multidisciplinary engineering teams.

BUSINESS & CLINICAL ADVISORY BOARDS

Shane Kim, Innovega Board Member
Former Corporate VP Microsoft, Xbox Division; CEO GameStop

Jeff Bradley, Mobile Devices – Board Member
Former Executive at AT&T; Former Leader of the IBM Global Services

Casey Tegreene, Chief Technology Strategist
Former MicroVision CTO, Prolific Inventor and AR Expert

Avram Miller, Capital Formation
Co-founder Intel Capital. Former VP, Business Development, Intel Corp.

Dan Spira, Healthcare
Former North America VP, Bausch & Lomb; Former VP, Johnson & Johnson

Joe Barr, OD, MS
Former Global VP for Clinical and Medical Affairs, Bausch & Lomb; Emeritus Professor, The Ohio State University

Richard Lindstrom, MD
Founder and Attending Surgeon Minnesota Eye Consultants; ophthalmology expert in medical devices and corneal and cataract surgery

Mark Bullimore, PhD
Former FDA Ophthalmic Device Panel Member; FDA expert on vision assessment

Jim Schwiegerling, PhD
Professor, University of Arizona - Ophthalmology and Vision Science; optics expert

PATENT MAP – 27 FILED U.S. CASES


1st Order (4)
8,922,897 System & apparatus for see-through display panels
20190179154 System and apparatus for see-through display panels
8,482,858 Deflection Optics
Core (23)
15/693119 High Resolution Transparent Display
8,441,731 Direct View Transparent Display
16/830852 Apparatus and methods for pixelated occlusion
20170307892 Transparent Projection Screen
Display System
20180090052 Large Field of View Head-worn Display
16/915951 Display Eyewear with Auditory Enhancement
9,251,745 System and apparatus for see-through display panels
8,786,520 Direct View Display in Eyewear
16/915985 Display Eyewear with Adjustable Camera Direction
Foundation Case
8,520,309 Display & Non Display Path
8,142,016 Dual Path contact Lens
9,874,765 Dual path contact lens
20180107023 Dual path contact lens
9,348,151 Molded lens with nanofilaments
Contact Lens
10,261,342 Contact lens with Non-Permeable Inserts
20190346691 Contact Non-Permeable Inserts
9,869,884 Contact Lens
20180129073 Contact Lens
16/675,710 Apparatuses and methods for molding of lenses
Article of manufacture including occlusion ring and polarizer
8,888,279 Dual path filter
Filters
8,922,898 Wire Grid Polarizer in Lens
Eye Tracking
20,170337706 Gaze tracking system with contact lens fiducial
Filed- unpublished by USPTO
9,040,923 Eye tracking systems and methods

THANK YOU FOR YOUR INTEREST

www.seedinvest.com/innovega

